AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

FIRST QUARTER 2015

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Linda Ventresca
Investor Relations
441 405 2727
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
DEFINITIONS AND PRESENTATION

Unless otherwise noted, all data is in thousands, except for per share amounts and ratio information.

•	All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2014.

•	Amounts may not reconcile exactly due to rounding differences.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the occurrence and magnitude of natural and man-made disasters,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

•	the failure to complete our amalgamation with PartnerRe Ltd., and

•	the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission.
We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

i

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.
Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers in emerging markets. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset (most often an underlying loan) in order to claim compensation under the insurance contract.
Professional Lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, medical malpractice and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale and retail markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services. We also target middle to high excess liability business in the London and Bermuda wholesale markets and primary and excess business in the Canadian market place.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups, as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.

ii

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides non-life reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis.

Property: provides coverage for property damage and related losses resulting from natural and man-made perils contained in underlying personal and commercial policies. While our predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While our most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, we are also exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. We assume business on both a proportional and excess of loss basis.

Professional Lines: covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.

Credit and Surety: consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world.

Motor: provides coverage to cedants for motor liability and property damage losses arising out of any one occurrence. The occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence.

Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability are also written.

Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. We provide both proportional and aggregate stop loss reinsurance.

Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.

Other: includes aviation, marine and personal accident reinsurance.

The reinsurance segment also writes, primarily derivative based, risk management products designed to address weather and commodity price risks. The majority of these contracts cover the risk of variations in quantifiable weather-related phenomenon, such as temperature. In general, the portfolio of such derivatives is of short duration, with contracts being predominately seasonal in nature.

iii

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended March 31,
		2015	2014	Change

HIGHLIGHTS	Gross premiums written	$1,678,932	$1,821,399	(7.8%)
	Gross premiums written - Insurance	35.9%	33.0%	2.9	pts
	Gross premiums written - Reinsurance	64.1%	67.0%	(2.9)	pts
	Net premiums written	$1,463,552	$1,664,584	(12.1%)
	Net premiums earned	$906,222	$945,949	(4.2%)
	Net premiums earned - Insurance	49.4%	47.5%	1.9	pts
	Net premiums earned - Reinsurance	50.6%	52.5%	(1.9)	pts
	Net income available to common shareholders	$155,803	$137,227	13.5%
	Operating income [a]	136,071	137,069	(0.7%)
	Reserve for losses and loss expenses	9,443,222	9,667,841	(2.3%)
	Total shareholders’ equity attributable to AXIS Capital	$5,977,163	$5,827,049	2.6%

PER COMMON SHARE AND COMMON SHARE DATA	Basic earnings per common share	$1.56	$1.26	23.8%
	Diluted earnings per common share	1.54	1.24	24.2%
	Operating income per common share - diluted [b]	$1.35	$1.24	8.9%
	Weighted average common shares outstanding	99,910	109,053	(8.4%)
	Diluted weighted average common shares outstanding	101,139	110,391	(8.4%)
	Book value per common share	$53.38	$48.71	9.6%
	Diluted book value per common share (treasury stock method)	51.97	47.13	10.3%
	Diluted tangible book value per common share (treasury stock method) [a]	51.11	46.31	10.4%
	Accumulated dividends declared per common share	$9.27	$8.15	13.7%

FINANCIAL RATIOS	ROACE [c]	11.8%	10.6%	1.2	pts
	Operating ROACE [d]	10.3%	10.6%	(0.3)	pts
	Net loss and loss expense ratio	57.3%	57.5%	(0.2)	pts
	Acquisition cost ratio	18.9%	18.2%	0.7	pts
	General and administrative expense ratio	18.1%	16.2%	1.9	pts
	Combined ratio	94.3%	91.9%	2.4	pts

INVESTMENT DATA	Total assets	$20,458,819	$20,997,634	(2.6%)
	Total cash and invested assets [e]	14,758,306	15,330,283	(3.7%)
	Net investment income	92,110	82,744	11.3%
	Net realized investment gains (losses)	$(42,553)	$10,620	nm
	Total return on cash and investments (inclusive of investment related foreign exchange movements) [f]	0.7%	1.1%	(0.4)	pts
	Total return on cash and investments (exclusive of investment related foreign exchange movements) [f]	1.2%	1.1%	0.1	pts
	Return on other investments [g]	3.3%	1.7%	1.6	pts
	Book yield of fixed maturities	2.5%	2.5%	—	pts

[a]
Operating income and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. See page 25 for reconciliation of operating income to net income available to common shareholders and diluted tangible book value per common share to diluted book value per common share.

[b]	Operating income per common share - diluted, is calculated by dividing operating income for the period by weighted average common shares and share equivalents.

[c]
Return on average common equity (“ROACE”) is calculated by dividing net income available to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income for the quarter-periods is annualized.

[d]
Operating ROACE, also a “non-GAAP financial measure”, is calculated by dividing operating income for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Operating income for the quarter-periods is annualized.

[e]
Total cash and invested assets represents the total cash, available for sale investments, other investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

[f]	In calculating total return, we include net investment income, net realized investment gains (losses) and the change in unrealized gains (losses) generated by our average cash and investment balances.

[g]	Return on other investments is calculated by dividing other investment income by the average month-end other investment balances for the period.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - QUARTERLY

	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q1 2013
UNDERWRITING REVENUES
Gross premiums written	$1,678,932	$762,040	$896,814	$1,231,279	$1,821,399	$1,746,483
Premiums ceded	(215,380)	(207,023)	(209,591)	(231,117)	(156,815)	(176,043)
Net premiums written	1,463,552	555,017	687,223	1,000,162	1,664,584	1,570,440

Gross premiums earned	1,114,311	1,164,355	1,160,577	1,194,367	1,133,052	1,064,930
Ceded premiums expensed	(208,089)	(205,838)	(194,439)	(193,967)	(187,103)	(190,891)
Net premiums earned	906,222	958,517	966,138	1,000,400	945,949	874,039
Other insurance related income (loss)	7,676	(11,818)	7,702	1,683	3,082	595
Total underwriting revenues	913,898	946,699	973,840	1,002,083	949,031	874,634

UNDERWRITING EXPENSES
Net losses and loss expenses	518,937	524,625	552,064	565,829	544,207	438,414
Acquisition costs	171,702	187,349	185,950	191,862	172,036	145,491
Underwriting-related general and administrative expenses [a]	127,345	122,005	122,362	117,811	124,022	119,930
Total underwriting expenses	817,984	833,979	860,376	875,502	840,265	703,835

UNDERWRITING INCOME [b]	95,914	112,720	113,464	126,581	108,766	170,799

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	92,110	78,595	66,562	114,867	82,744	108,908
Net realized investment gains (losses)	(42,553)	10,779	77,448	33,261	10,620	44,478
Interest expense and financing costs	(12,257)	(17,783)	(20,344)	(19,975)	(16,594)	(15,834)
Total other operating revenues	37,300	71,591	123,666	128,153	76,770	137,552

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	63,220	46,086	72,292	(9,705)	(4,233)	34,882
Corporate expenses [a]	(36,172)	(43,145)	(30,554)	(33,270)	(28,707)	(21,545)
Total other (expenses) revenues	27,048	2,941	41,738	(42,975)	(32,940)	13,337

INCOME BEFORE INCOME TAXES	160,262	187,252	278,868	211,759	152,596	321,688

Income tax (expense) benefit	690	(16,382)	4,098	(9,500)	(4,125)	(10,131)

NET INCOME	160,952	170,870	282,966	202,259	148,471	311,557

Amounts attributable (to) from noncontrolling interests	4,873	2,815	6,160	(1,573)	(1,222)	—

NET INCOME ATTRIBUTABLE TO AXIS CAPITAL	165,825	173,685	289,126	200,686	147,249	311,557

Preferred share dividends	(10,022)	(10,022)	(10,022)	(10,022)	(10,022)	(8,741)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$155,803	$163,663	$279,104	$190,664	$137,227	$302,816

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	57.3%	54.7%	57.1%	56.6%	57.5%	50.2%
Acquisition cost ratio	18.9%	19.5%	19.2%	19.2%	18.2%	16.6%
General and administrative expense ratio [a]	18.1%	17.3%	15.9%	15.0%	16.2%	16.2%
Combined ratio	94.3%	91.5%	92.2%	90.8%	91.9%	83.0%

Weighted average basic shares outstanding	99,910	100,468	102,945	105,118	109,053	117,022
Weighted average diluted shares outstanding	101,139	102,038	104,247	106,289	110,391	118,658
Basic earnings per common share	$1.56	$1.63	$2.71	$1.81	$1.26	$2.59
Diluted earnings per common share	$1.54	$1.60	$2.68	$1.79	$1.24	$2.55
ROACE (annualized)	11.8%	12.6%	21.2%	14.5%	10.6%	22.7%
Operating ROACE (annualized)	10.3%	9.3%	10.1%	13.1%	10.6%	17.1%

[a]
Underwriting-related general and administrative expenses is a "non-GAAP financial measure" as defined in SEC Regulation G. Our total general and administrative expenses also include corporate expenses. Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]
Group (or consolidated) underwriting income is also a "non-GAAP financial measure". Reconciliations of consolidated underwriting income to the nearest GAAP financial measure (income before income taxes) are presented above.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended March 31, 2015			Quarter ended March 31, 2014
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$602,724	$1,076,208	$1,678,932	$601,721	$1,219,678	$1,821,399
Net premiums written	436,740	1,026,812	1,463,552	456,692	1,207,892	1,664,584

Gross premiums earned	638,348	475,963	1,114,311	629,425	503,627	1,133,052
Ceded premiums expensed	(190,881)	(17,208)	(208,089)	(180,211)	(6,892)	(187,103)
Net premiums earned	447,467	458,755	906,222	449,214	496,735	945,949
Other insurance related income	—	7,676	7,676	—	3,082	3,082
Total underwriting revenues	447,467	466,431	913,898	449,214	499,817	949,031

UNDERWRITING EXPENSES
Net losses and loss expenses	285,773	233,164	518,937	279,423	264,784	544,207
Acquisition costs	64,455	107,247	171,702	65,057	106,979	172,036
Underwriting-related general and administrative expenses	87,689	39,656	127,345	87,946	36,076	124,022
Total underwriting expenses	437,917	380,067	817,984	432,426	407,839	840,265

UNDERWRITING INCOME	$9,550	$86,364	$95,914	$16,788	$91,978	$108,766

KEY RATIOS
Current accident year loss ratio	64.6%	61.0%	62.8%	64.8%	59.7%	62.1%
Prior period reserve development	(0.7%)	(10.2%)	(5.5%)	(2.6%)	(6.4%)	(4.6%)
Net loss and loss expense ratio	63.9%	50.8%	57.3%	62.2%	53.3%	57.5%
Acquisition cost ratio	14.4%	23.4%	18.9%	14.5%	21.5%	18.2%
Underwriting-related general and administrative expense ratio	19.6%	8.6%	14.1%	19.6%	7.3%	13.2%
Corporate expense ratio			4.0%			3.0%
Combined ratio	97.9%	82.8%	94.3%	96.3%	82.1%	91.9%

AXIS Capital Holdings Limited
GROSS PREMIUM WRITTEN BY SEGMENT BY LINE OF BUSINESS

	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q1 2013

INSURANCE SEGMENT
Property	$129,624	$153,563	$143,236	$207,788	$139,929	$151,376
Marine	91,586	26,236	41,529	84,833	85,722	79,893
Terrorism	7,935	10,194	11,055	9,478	6,978	8,213
Aviation	10,014	26,601	17,735	10,568	2,717	3,376
Credit and Political Risk	8,117	16,100	3,782	7,179	18,307	10,003
Professional Lines	150,422	267,950	196,576	244,011	154,248	159,809
Liability	82,667	92,608	94,833	106,643	74,366	57,811
Accident and Health	122,359	31,061	46,537	83,610	119,454	126,234
TOTAL INSURANCE SEGMENT	602,724	624,313	555,283	754,110	601,721	596,715

REINSURANCE SEGMENT
Catastrophe	131,216	13,101	71,319	117,245	171,260	167,803
Property	182,012	4,099	45,030	61,027	239,620	221,876
Professional Lines	65,024	69,236	51,007	104,801	68,219	90,555
Credit and Surety	191,357	6,104	23,933	20,359	208,468	208,308
Motor	297,690	5,152	9,445	2,676	274,019	224,991
Liability	89,772	34,769	145,488	82,566	102,644	99,587
Agriculture	69,729	(3,577)	(10,206)	76,665	103,165	80,017
Engineering	38,059	7,589	2,579	8,772	36,510	40,912
Other	11,349	1,254	2,936	3,058	15,773	15,719
TOTAL REINSURANCE SEGMENT	1,076,208	137,727	341,531	477,169	1,219,678	1,149,768

CONSOLIDATED TOTAL	$1,678,932	$762,040	$896,814	$1,231,279	$1,821,399	$1,746,483

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q1 2013
UNDERWRITING REVENUES
Gross premiums written	$602,724	$624,313	$555,283	$754,110	$601,721	$596,715
Net premiums written	436,740	418,150	363,571	541,097	456,692	432,681

Gross premiums earned	638,348	655,199	643,864	641,335	629,425	589,071
Ceded premiums expensed	(190,881)	(193,339)	(182,059)	(183,665)	(180,211)	(187,191)
Net premiums earned	447,467	461,860	461,805	457,670	449,214	401,880
Other insurance related income (loss)	—	(12)	—	—	—	595
Total underwriting revenues	447,467	461,848	461,805	457,670	449,214	402,475

UNDERWRITING EXPENSES
Net losses and loss expenses	285,773	272,787	289,207	290,466	279,423	217,336
Acquisition costs	64,455	71,444	71,264	71,039	65,057	57,261
General and administrative expenses	87,689	84,005	85,750	83,512	87,946	86,889
Total underwriting expenses	437,917	428,236	446,221	445,017	432,426	361,486

UNDERWRITING INCOME	$9,550	$33,612	$15,584	$12,653	$16,788	$40,989

KEY RATIOS
Current accident year loss ratio	64.6%	61.2%	64.7%	70.7%	64.8%	55.5%
Prior period reserve development	(0.7%)	(2.1%)	(2.1%)	(7.2%)	(2.6%)	(1.4%)
Net loss and loss expense ratio	63.9%	59.1%	62.6%	63.5%	62.2%	54.1%
Acquisition cost ratio	14.4%	15.5%	15.4%	15.5%	14.5%	14.2%
General and administrative expense ratio	19.6%	18.1%	18.6%	18.2%	19.6%	21.6%
Combined ratio	97.9%	92.7%	96.6%	97.2%	96.3%	89.9%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q1 2013
UNDERWRITING REVENUES
Gross premiums written	$1,076,208	$137,727	$341,531	$477,169	$1,219,678	$1,149,768
Net premiums written	1,026,812	136,867	323,652	459,065	1,207,892	1,137,759

Gross premiums earned	475,963	509,156	516,713	553,032	503,627	475,859
Ceded premiums expensed	(17,208)	(12,499)	(12,380)	(10,302)	(6,892)	(3,700)
Net premiums earned	458,755	496,657	504,333	542,730	496,735	472,159
Other insurance related income (loss)	7,676	(11,806)	7,702	1,683	3,082	—
Total underwriting revenues	466,431	484,851	512,035	544,413	499,817	472,159

UNDERWRITING EXPENSES
Net losses and loss expenses	233,164	251,838	262,857	275,363	264,784	221,078
Acquisition costs	107,247	115,905	114,686	120,823	106,979	88,230
General and administrative expenses	39,656	38,000	36,612	34,299	36,076	33,041
Total underwriting expenses	380,067	405,743	414,155	430,485	407,839	342,349

UNDERWRITING INCOME	$86,364	$79,108	$97,880	$113,928	$91,978	$129,810

KEY RATIOS
Current accident year loss ratio	61.0%	62.0%	63.0%	60.4%	59.7%	57.2%
Prior period reserve development	(10.2%)	(11.3%)	(10.9%)	(9.7%)	(6.4%)	(10.4%)
Net loss and loss expense ratio	50.8%	50.7%	52.1%	50.7%	53.3%	46.8%
Acquisition cost ratio	23.4%	23.3%	22.7%	22.3%	21.5%	18.7%
General and administrative expense ratio	8.6%	7.7%	7.3%	6.3%	7.3%	7.0%
Combined ratio	82.8%	81.7%	82.1%	79.3%	82.1%	72.5%

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY

	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q1 2013

Fixed maturities	$66,101	$70,187	$74,996	$78,523	$72,957	$69,683
Other investments	30,935	11,753	(3,384)	32,492	16,760	43,431
Equity securities	1,676	2,223	2,022	5,301	2,286	1,414
Cash and cash equivalents	1,102	2,409	2,081	6,183	863	1,267
Short-term investments	69	125	141	246	214	532

Gross investment income	99,883	86,697	75,856	122,745	93,080	116,327
Investment expense	(7,773)	(8,102)	(9,294)	(7,878)	(10,336)	(7,419)

Net investment income	$92,110	$78,595	$66,562	$114,867	$82,744	$108,908

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2015	2014	2014	2014	2014	2013
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$12,012,894	$12,129,273	$12,444,684	$12,598,897	$12,095,839	$11,973,364
Equity securities, available for sale, at fair value	601,329	567,707	629,502	744,760	708,412	617,436
Other investments, at fair value	939,006	965,465	946,836	1,044,492	1,005,762	972,364
Short-term investments, at fair value and amortized cost	38,373	107,534	114,428	100,166	296,800	98,964
Total investments	13,591,602	13,769,979	14,135,450	14,488,315	14,106,813	13,662,128
Cash and cash equivalents	1,270,092	1,209,695	1,407,811	1,189,403	1,294,709	856,215
Accrued interest receivable	79,706	83,070	91,777	91,278	89,536	95,877
Insurance and reinsurance premium balances receivable	2,241,875	1,808,620	2,112,906	2,422,983	2,292,954	2,015,578
Reinsurance recoverable on paid and unpaid losses	1,921,311	1,926,145	1,947,529	1,954,985	1,912,840	1,895,547
Deferred acquisition costs	616,966	466,987	556,723	623,573	634,413	561,417
Prepaid reinsurance premiums	357,042	351,441	351,488	337,608	299,994	300,617
Receivable for investments sold	13,432	169	6,472	366	1,972	12,546
Goodwill and intangible assets	88,508	88,960	88,740	90,025	90,350	97,001
Other assets	278,285	250,670	266,151	247,921	274,053	214,016
TOTAL ASSETS	$20,458,819	$19,955,736	$20,965,047	$21,446,457	$20,997,634	$19,710,942

LIABILITIES
Reserve for losses and loss expenses	$9,443,222	$9,596,797	$9,751,903	$9,805,988	$9,667,841	$9,097,703
Unearned premiums	3,293,952	2,735,376	3,142,055	3,411,108	3,372,166	3,135,610
Insurance and reinsurance balances payable	266,789	249,186	244,815	272,062	207,909	208,018
Senior notes	991,045	990,790	1,490,498	1,490,427	1,490,198	995,394
Payable for investments purchased	196,526	188,176	189,684	237,019	162,747	169,646
Other liabilities	221,050	315,471	265,968	221,348	218,502	215,141
TOTAL LIABILITIES	14,412,584	14,075,796	15,084,923	15,437,952	15,119,363	13,821,512

SHAREHOLDERS’ EQUITY
Preferred shares	627,843	627,843	627,843	627,843	627,843	502,843
Common shares	2,200	2,191	2,190	2,189	2,188	2,168
Additional paid-in capital	2,287,065	2,285,016	2,273,110	2,261,084	2,247,102	2,199,092
Accumulated other comprehensive income	(17,070)	(45,574)	22,935	272,664	182,254	310,108
Retained earnings	5,842,239	5,715,504	5,581,942	5,331,199	5,170,948	4,769,764
Treasury shares, at cost	(2,765,114)	(2,763,859)	(2,689,531)	(2,539,269)	(2,403,286)	(1,894,545)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO AXIS CAPITAL	5,977,163	5,821,121	5,818,489	5,955,710	5,827,049	5,889,430
Noncontrolling interests	69,072	58,819	61,635	52,795	51,222	—
TOTAL SHAREHOLDERS' EQUITY	6,046,235	5,879,940	5,880,124	6,008,505	5,878,271	5,889,430

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$20,458,819	$19,955,736	$20,965,047	$21,446,457	$20,997,634	$19,710,942

Basic common shares outstanding	100,219	99,426	100,827	103,906	106,745	116,306
Diluted common shares outstanding	102,924	102,577	104,073	107,228	110,327	120,594
Book value per common share	$53.38	$52.23	$51.48	$51.28	$48.71	$46.31
Diluted book value per common share	51.97	50.63	49.88	49.69	47.13	44.67
Diluted tangible book value per common share	$51.11	$49.76	$49.02	$48.85	$46.31	$43.86
Debt to total capital [a]	14.2%	14.5%	20.4%	20.0%	20.4%	14.5%
Debt and preferred equity to total capital	23.2%	23.8%	29.0%	28.4%	28.9%	21.8%

[a]
The debt to total capital ratio is calculated by dividing our senior notes by total capital. Total capital represents the sum of total shareholders’ equity attributable to AXIS Capital and our senior notes.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At March 31, 2015

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,490,502	$9,183	$(5,528)	$1,494,157	10.1%
Non-U.S. government	932,741	7,041	(66,685)	873,097	5.9%
Corporate debt	4,549,974	58,133	(73,829)	4,534,278	30.7%
Agency RMBS	2,150,598	51,061	(1,416)	2,200,243	14.9%
CMBS	1,111,327	21,219	(1,223)	1,131,323	7.7%
Non-Agency RMBS	77,185	2,560	(1,744)	78,001	0.5%
ABS	1,500,493	3,438	(8,102)	1,495,829	10.1%
Municipals	199,813	6,649	(496)	205,966	1.4%
Total fixed maturities	12,012,633	159,284	(159,023)	12,012,894	81.3%

Equity securities, available for sale
Exchange traded funds	453,978	46,224	(2,155)	498,047	3.4%
Non-U.S. bond mutual funds	118,339	—	(15,057)	103,282	0.7%
Total equity securities	572,317	46,224	(17,212)	601,329	4.1%

Total available for sale investments	$12,584,950	$205,508	$(176,235)	12,614,223	85.4%

Other investments (see below)				939,006	6.4%

Short-term investments				38,373	0.3%

Total investments				13,591,602	92.1%

Cash and cash equivalents [a]				1,270,092	8.6%

Accrued interest receivable				79,706	0.5%

Net receivable/(payable) for investments sold (purchased)				(183,094)	(1.2%)

Total cash and invested assets				$14,758,306	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$242,096	25.8%
Multi-strategy funds				336,342	35.8%
Event-driven funds				189,212	20.2%
Leveraged bank loan funds				9,616	1.0%
Direct lending funds				69,682	7.4%
Collateralized loan obligations - equity tranches				92,058	9.8%
Total				$939,006	100.0%

[a]	Includes $273 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q1 2015	Q4 2014		Q3 2014	Q2 2014	Q1 2014	Q1 2013
	Fair Value %	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	10.1%	10.9%		9.8%	10.3%	11.0%	9.6%
Non-U.S. government	5.9%	6.9%		7.4%	8.0%	8.0%	7.7%
Corporate debt	30.7%	29.3%		27.5%	27.5%	25.0%	25.8%
MBS:
Agency RMBS	14.9%	15.3%		13.7%	13.6%	15.4%	17.6%
CMBS	7.7%	7.4%		6.2%	6.0%	5.6%	5.7%
Non-agency RMBS	0.5%	0.5%		0.5%	0.5%	0.6%	0.6%
ABS	10.1%	9.8%		9.3%	8.4%	6.3%	6.4%
Municipals	1.4%	1.4%		6.1%	6.8%	6.9%	9.5%

Total Fixed Maturities	81.3%	81.5%		80.5%	81.1%	78.8%	82.9%
Equity securities	4.1%	4.0%		4.0%	4.8%	4.6%	4.2%
Other investments	6.4%	6.5%		6.1%	6.7%	6.6%	6.7%
Short-term investments	0.3%	0.6%		0.9%	0.6%	2.0%	0.7%

Total Investments	92.1%	92.6%		91.5%	93.2%	92.0%	94.5%
Cash and cash equivalents	8.6%	8.1%		9.1%	7.7%	8.4%	5.9%
Accrued interest receivable	0.5%	0.6%		0.6%	0.6%	0.6%	0.7%
Net receivable/(payable) for investments sold or purchased	(1.2%)	(1.3%)		(1.2%)	(1.5%)	(1.0%)	(1.1%)
Total Cash and Invested Assets	100.0%	100.0%		100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %
U.S. government and agency	12.4%	13.4%		12.2%	12.7%	13.9%	11.6%
AAA	36.9%	38.9%		35.5%	34.2%	34.7%	38.8%
AA	10.6%	8.5%		12.3%	12.6%	12.1%	12.0%
A	18.5%	18.2%		19.1%	19.7%	18.2%	18.3%
BBB	12.6%	12.5%		12.8%	12.8%	12.7%	11.5%
Below BBB	9.0%	8.5%		8.1%	8.0%	8.4%	7.8%
Total	100.0%	100.0%		100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %
Within one year	4.2%	3.5%		4.5%	4.0%	4.5%	6.1%
From one to five years	36.2%	40.3%		42.3%	43.7%	43.7%	38.8%
From five to ten years	16.8%	14.0%		14.4%	15.2%	14.4%	17.7%
Above ten years	2.0%	1.7%		2.0%	1.9%	1.9%	0.7%
Asset-backed and mortgage-backed securities	40.8%	40.5%		36.8%	35.2%	35.5%	36.7%
Total	100.0%	100.0%		100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.5%	2.5%		2.5%	2.5%	2.5%	2.6%
Yield to maturity of fixed maturities	2.2%	2.4%		2.3%	2.0%	2.1%	1.7%
Average duration of fixed maturities (inclusive of duration hedges)	3.0 yrs	2.9	yrs	2.9 yrs	2.9 yrs	3.0 yrs	3.1 yrs
Average credit quality	AA-	AA-		AA-	AA-	AA-	AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At March 31, 2015

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Germany	$—		$8,665	$76,702	$40,010	$125,377	$—	$—	$100	$125,477	$—		$125,477
Supranational [a]	64,350		—	—	28,444	28,444	—	—	—	92,794	—		92,794
Netherlands	9,745		18,007	32,959	—	50,966	—	2,856	—	63,567	—		63,567
France	—		1,797	47,911	—	49,708	—	—	—	49,708	—		49,708
Luxembourg	—		—	30,342	—	30,342	—	—	—	30,342	—		30,342
Ireland	—		2,937	12,202	—	15,139	—	—	10,514	25,653	—		25,653
Italy	—		2,834	12,984	—	15,818	—	—	—	15,818	—		15,818
Belgium	—		—	12,102	—	12,102	—	—	—	12,102	—		12,102
Spain	—		—	7,603	—	7,603	—	—	—	7,603	—		7,603
Slovenia	1,590		—	—	—	—	—	—	—	1,590	—		1,590
Austria	—		—	431	—	431	—	—	—	431	—		431
Other [b]	—		—	—	—	—	—	—	—	—	153,858		153,858
Total eurozone	75,685		34,240	233,236	68,454	335,930	—	2,856	10,614	425,085	153,858		578,943
Other concentrations:
United Kingdom	165,703		29,133	153,472	561	183,166	—	15,156	1,836	365,861	—		365,861
Canada	107,086		81,030	88,435	44,231	213,696	—	—	—	320,782	—		320,782
Australia	180,938		60,474	20,641	—	81,115	—	—	1,530	263,583	—		263,583
Mexico	74,768		—	21,859	—	21,859	—	—	—	96,627	—		96,627
Republic of Korea	48,707		—	11,173	—	11,173	—	—	—	59,880	—		59,880
Other	220,210		66,789	101,277	—	168,066	—	—	—	388,276	55,225	[c]	443,501
Total other concentrations	797,412		237,426	396,857	44,792	679,075	—	15,156	3,366	1,495,009	55,225		1,550,234

Total Non-U.S. concentrations	873,097		271,666	630,093	113,246	1,015,005	—	18,012	13,980	1,920,094	209,083		2,129,177

United States	1,400,810	[d]	1,456,407	2,062,866	—	3,519,273	2,200,243	1,191,312	1,481,849	9,793,487	392,246	[e]	10,185,733
United States agencies	93,347		—	—	—	—	—	—	—	93,347	—		93,347
United States local governments	205,966		—	—	—	—	—	—	—	205,966	—		205,966
Total U.S. concentrations	1,700,123		1,456,407	2,062,866	—	3,519,273	2,200,243	1,191,312	1,481,849	10,092,800	392,246		10,485,046

Totals	$2,573,220		$1,728,073	$2,692,959	$113,246	$4,534,278	$2,200,243	$1,209,324	$1,495,829	$12,012,894	$601,329		$12,614,223

[a]	Represents holdings of the European Investment Bank.

[b]
Represents holdings in two non-U.S. bond mutual funds with underlying exposure to primarily sovereign and corporate debt and one exchange-traded fund ("ETF"). The primary countries of risk for these underlying securities are countries within the eurozone.

[c]	Represents ETF’s designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETF’s designed to track the S&P 500, an index consisting primarily of exposure to the United States.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At March 31, 2015

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banking	$1,052,165	23.2%	7.1%
Corporate/commercial finance	225,715	5.0%	1.5%
Foreign banking [a]	220,832	4.9%	1.5%
Insurance	111,911	2.5%	0.8%
Investment brokerage	27,496	0.6%	0.2%
Total financial institutions	1,638,119	36.2%	11.1%
Consumer non-cyclicals	394,979	8.7%	2.7%
Communications	330,556	7.3%	2.2%
Consumer cyclical	316,864	7.0%	2.1%
Industrials	192,103	4.2%	1.3%
Energy	182,646	4.0%	1.2%
Utilities	127,525	2.8%	0.9%
Non-U.S. government guaranteed [b]	113,246	2.5%	0.8%
Technology	108,000	2.4%	0.7%
Transportation	87,617	1.9%	0.6%
Total investment grade	3,491,655	77.0%	23.6%

Total non-investment grade	1,042,623	23.0%	7.1%

Total corporate debt	$4,534,278	100.0%	30.7%

[a]	Located in Canada, Australia, Japan, United Kingdom, Switzerland and Chile.

[b]	Includes $40 million from Germany. No other corporate debt guaranteed by a eurozone country.

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At March 31, 2015

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	$156,191	$1,820	$158,011	1.3%
JP MORGAN CHASE & CO	139,016	1,625	140,641	1.2%
MORGAN STANLEY	127,446	2,956	130,402	1.1%
GOLDMAN SACHS GROUP	122,974	2,139	125,113	1.0%
WELLS FARGO & COMPANY	102,245	1,219	103,464	0.9%
VERIZON COMMUNICATIONS INC	80,167	—	80,167	0.7%
FORD MOTOR COMPANY	79,525	(362)	79,163	0.7%
COMCAST CORPORATION	74,795	1,091	75,886	0.6%
DAIMLER AG	70,616	(1,367)	69,249	0.6%
CAPITAL ONE FINANCIAL CORPORATION	$59,459	$(50)	$59,409	0.5%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At March 31, 2015

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$2,200,243	$21,201	$320	$14,046	$12,060	$30,374	$2,278,244
Commercial MBS	—	710,744	227,704	140,626	50,488	1,761	1,131,323
ABS	—	1,063,891	340,609	66,523	22,022	2,784	1,495,829

Total mortgage-backed and asset-backed securities	$2,200,243	$1,795,836	$568,633	$221,195	$84,570	$34,919	$4,905,396

Percentage of total	44.9%	36.6%	11.6%	4.5%	1.7%	0.7%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q1 2013
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$23,788	$29,280	$31,460	$24,680	$26,943	$14,286
Reinsurance	7,944	6,584	1,399	1,281	1,077	—
Total	$31,732	$35,864	$32,859	$25,961	$28,020	$14,286

Reinsurance recoverable on unpaid losses and loss expenses: OSLR
Insurance	$576,718	$584,378	$608,304	$625,142	$575,811	$590,478
Reinsurance	936	985	514	15	36	—
Total	$577,654	$585,363	$608,818	$625,157	$575,847	$590,478

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,326,362	$1,320,518	$1,318,833	$1,319,543	$1,322,309	$1,239,615
Reinsurance	2,449	2,023	5,244	2,725	5,289	66,781
Total	$1,328,811	$1,322,541	$1,324,077	$1,322,268	$1,327,598	$1,306,396

Provision against reinsurance recoverables:
Insurance	$(16,886)	$(17,623)	$(18,225)	$(18,401)	$(18,625)	$(15,613)
Reinsurance	—	—	—	—	—	—
Total	$(16,886)	$(17,623)	$(18,225)	$(18,401)	$(18,625)	$(15,613)

Net reinsurance recoverables:
Insurance	$1,909,982	$1,916,553	$1,940,372	$1,950,964	$1,906,438	$1,828,766
Reinsurance	11,329	9,592	7,157	4,021	6,402	66,781
Total	$1,921,311	$1,926,145	$1,947,529	$1,954,985	$1,912,840	$1,895,547

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At March 31, 2015

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Net Recoverable
Top 10 reinsurers based on gross recoverables	$1,474,122	$(18,377)	$1,455,745	78.4%	24.4%	$(12,307)	0.8%	$1,461,815
Other reinsurers balances > $20 million	200,445	(1,357)	199,088	10.7%	3.3%	(1,617)	0.8%	198,828
Other reinsurers balances < $20 million	263,630	(61,071)	202,559	10.9%	3.4%	(2,962)	1.1%	260,668
Total	$1,938,197	$(80,805)	$1,857,392	100.0%	31.1%	$(16,886)	0.9%	$1,921,311
At March 31, 2015, 98.3% (December 31, 2014: 98.5%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital
Transatlantic Reinsurance Company	14.3%	4.4%
Partner Reinsurance Company of the US	11.1%	3.4%
Swiss Reinsurance America Corporation	11.0%	3.4%
Lloyd's of London	10.2%	3.2%
Berkley Insurance Company	8.3%	2.6%
Ace Property & Casualty Insurance	5.8%	1.8%
XL Reinsurance America Inc	4.9%	1.5%
Everest Reinsurance Company	4.8%	1.5%
Hannover Ruckversicherungs Aktiengesellschaft	4.5%	1.4%
Liberty Mutual Insurance Company	3.5%	1.2%
	78.4%	24.4%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended March 31, 2015			Quarter ended March 31, 2014
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$9,596,797	$(1,890,280)	$7,706,517	$9,582,140	$(1,900,112)	$7,682,028
Incurred	602,582	(83,645)	518,937	599,290	(55,083)	544,207
Paid	(579,293)	70,451	(508,842)	(529,427)	71,712	(457,715)
Foreign exchange and other	(176,864)	13,895	(162,969)	15,838	(1,337)	14,501

End of period [a]	$9,443,222	$(1,889,579)	$7,553,643	$9,667,841	$(1,884,820)	$7,783,021

[a]
At March 31, 2015, the gross reserve for losses and loss expenses included IBNR of $6,242 million, or 66%, of total gross reserves for loss and loss expenses. At December 31, 2014, the comparable amount was $6,311 million, or 66%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended March 31, 2015			Quarter ended March 31, 2014
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$274,589	$304,704	$579,293	$250,264	$279,163	$529,427
Reinsurance recoveries	(69,075)	(1,376)	(70,451)	(67,679)	(4,033)	(71,712)

Net losses paid	205,514	303,328	508,842	182,585	275,130	457,715

Change in:
Reported case reserves	24,888	(22,906)	1,982	10,632	(88,642)	(78,010)
IBNR	68,071	(46,764)	21,307	73,532	74,341	147,873
Reinsurance recoveries on unpaid loss and loss expense reserves	(12,700)	(494)	(13,194)	12,674	3,955	16,629

Total net incurred losses and loss expenses	$285,773	$233,164	$518,937	$279,423	$264,784	$544,207

Gross reserve for losses and loss expenses	$5,112,243	$4,330,979	$9,443,222	$4,960,559	$4,707,282	$9,667,841

Net favorable prior year reserve development	$3,361	$46,690	$50,051	$11,608	$31,885	$43,493

Key Ratios

Net paid to net incurred percentage	71.9%	130.1%	98.1%	65.3%	103.9%	84.1%

Net paid losses / Net premiums earned	45.9%	66.1%	56.1%	40.6%	55.4%	48.4%
Change in net loss and loss expense reserves / Net premiums earned	18.0%	(15.3%)	1.2%	21.6%	(2.1%)	9.1%
Net loss and loss expense ratio	63.9%	50.8%	57.3%	62.2%	53.3%	57.5%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q1 2013

Gross losses paid	$274,589	$400,408	$299,526	$323,513	$250,264	$234,250
Reinsurance recoveries	(69,075)	(120,151)	(108,012)	(86,537)	(67,679)	(59,950)

Net losses paid	205,514	280,257	191,514	236,976	182,585	174,300

Change in:
Reported case reserves	24,888	(57,519)	(153)	101,943	10,632	49,847
IBNR	68,071	39,704	92,959	(5,143)	73,532	51,575
Reinsurance recoveries on unpaid loss and loss expense reserves	(12,700)	10,345	4,887	(43,310)	12,674	(58,386)

Total net incurred losses and loss expenses	$285,773	$272,787	$289,207	$290,466	$279,423	$217,336

Gross reserve for losses and loss expenses	$5,112,243	$5,063,147	$5,117,053	$5,068,149	$4,960,559	$4,579,672

Net favorable prior year reserve development	$3,361	$9,676	$9,488	$32,963	$11,608	$5,598

Key Ratios

Net paid to net incurred percentage	71.9%	102.7%	66.2%	81.6%	65.3%	80.2%

Net paid losses/Net premiums earned	45.9%	60.7%	41.5%	51.8%	40.6%	43.4%
Change in net loss and loss expense reserves / Net premiums earned	18.0%	(1.6%)	21.1%	11.7%	21.6%	10.7%
Net loss and loss expense ratio	63.9%	59.1%	62.6%	63.5%	62.2%	54.1%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q1 2013

Gross losses paid	$304,704	$289,236	$226,319	$255,715	$279,163	$195,510
Reinsurance recoveries	(1,376)	(5,213)	(475)	(183)	(4,033)	—

Net losses paid	303,328	284,023	225,844	255,532	275,130	195,510

Change in:
Reported case reserves	(22,906)	566	1,038	(55,460)	(88,642)	(15,273)
IBNR	(46,764)	(35,469)	39,008	72,706	74,341	43,041
Reinsurance recoveries on unpaid loss and loss expense reserves	(494)	2,718	(3,033)	2,585	3,955	(2,200)

Total net incurred losses and loss expenses	$233,164	$251,838	$262,857	$275,363	$264,784	$221,078

Gross reserve for losses and loss expenses	$4,330,979	$4,533,650	$4,634,850	$4,737,839	$4,707,282	$4,518,031

Net favorable prior year reserve development	$46,690	$55,883	$55,050	$52,391	$31,885	$48,901

Key Ratios

Net paid to net incurred percentage	130.1%	112.8%	85.9%	92.8%	103.9%	88.4%

Net paid losses / Net premiums earned	66.1%	57.2%	44.8%	47.1%	55.4%	41.4%
Change in net loss and loss expense reserves / Net premiums earned	(15.3%)	(6.5%)	7.3%	3.6%	(2.1%)	5.4%
Net loss and loss expense ratio	50.8%	50.7%	52.1%	50.7%	53.3%	46.8%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF APRIL 1, 2015

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	100 Year Return Period	250 Year Return Period
Single zone, single event
Southeast	U.S. Hurricane	$567	$708	$870
Northeast	U.S. Hurricane	56	141	251
Mid-Atlantic	U.S. Hurricane	100	240	671
Gulf of Mexico	U.S. Hurricane	340	470	681
California	Earthquake	375	489	590
Europe	Windstorm	139	210	281
Japan	Earthquake	138	249	398
Japan	Windstorm	45	78	115
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at April 1, 2015. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.7 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.7 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.7 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended March 31,
	2015	2014

Net income available to common shareholders	$155,803	$137,227

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	99,910	109,053
Dilutive share equivalents:
Stock compensation plans	1,229	1,338
Weighted average shares outstanding - diluted	101,139	110,391

EARNINGS PER COMMON SHARE
Basic	$1.56	$1.26
Diluted	$1.54	$1.24

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARE ROLLFOWARD - QUARTERLY

	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Q1 2013

Net income available to common shareholders	$155,803	$163,663	$279,104	$190,664	$137,227	$302,816

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	99,426	100,827	103,906	106,745	109,485	117,920
Shares issued, including those sourced from treasury	1,083	88	90	219	1,296	1,755
Shares repurchased for treasury	(290)	(1,489)	(3,169)	(3,058)	(4,036)	(3,369)
Common shares - at end of period	100,219	99,426	100,827	103,906	106,745	116,306

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	99,910	100,468	102,945	105,118	109,053	117,022
Dilutive share equivalents:
Stock compensation plans	1,229	1,570	1,302	1,171	1,338	1,636
Weighted average shares outstanding - diluted	101,139	102,038	104,247	106,289	110,391	118,658

EARNINGS PER COMMON SHARE
Basic	$1.56	$1.63	$2.71	$1.81	$1.26	$2.59
Diluted	$1.54	$1.60	$2.68	$1.79	$1.24	$2.55

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At March 31, 2015

	Weighted Average Strike Price	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price				$51.58

Book value per common share		$5,349,320	100,219	$53.38

Dilutive securities: [b]
Restricted stocks			717	(0.38)
Options	—		—	—
Restricted and phantom stock units			1,988	(1.03)
Diluted book value per common share		$5,349,320	102,924	$51.97

	At December 31, 2014

	Weighted Average Strike Price	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price				$51.09

Book value per common share		$5,193,278	99,426	$52.23

Dilutive securities: [b]
Restricted stocks			1,295	(0.67)
Options	$28.02		9	—
Restricted and phantom stock units			1,846	(0.93)
Diluted book value per common share		$5,193,278	102,577	$50.63

[a]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock unit awards.

AXIS Capital Holdings Limited
OPERATING INCOME AND DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE [a]

OPERATING INCOME	Quarter ended March 31,
	2015	2014
Net income available to common shareholders	$155,803	$137,227
Adjustment for:
Net realized (gains) losses	42,553	(10,620)
Associated tax impact	(559)	6,321
Foreign exchange losses (gains)	(63,220)	4,233
Associated tax impact	1,494	(92)
Operating income	$136,071	$137,069

Net earnings per share - diluted	$1.54	$1.24
Adjustment for:
Net realized (gains) losses	0.42	(0.10)
Associated tax impact	—	0.06
Foreign exchange losses (gains)	(0.62)	0.04
Associated tax impact	0.01	—
Operating income per share - diluted	$1.35	$1.24

Weighted average common shares and common share equivalents - diluted	101,139	110,391

Average common shareholders' equity	$5,271,299	$5,194,663

Annualized return on average common equity	11.8%	10.6%

Annualized operating return on average common equity	10.3%	10.6%

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [b]
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2015	2014	2014	2014	2014	2013
Common shareholders' equity	$5,349,320	$5,193,278	$5,190,646	$5,327,867	$5,199,206	$5,386,587
Less: goodwill and intangible assets	(88,508)	(88,960)	(88,740)	(90,025)	(90,350)	(97,001)
Tangible common shareholders' equity	$5,260,812	$5,104,318	$5,101,906	$5,237,842	$5,108,856	$5,289,586

Outstanding diluted common shares, net of treasury shares	102,924	102,577	104,073	107,228	110,327	120,594

Diluted book value per common share	$51.97	$50.63	$49.88	$49.69	$47.13	$44.67

Diluted tangible book value per common share	$51.11	$49.76	$49.02	$48.85	$46.31	$43.86

[a]
Operating income and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. Reconciliations of operating income to net income available to common shareholders and diluted tangible book value per common share to diluted book value per common share are presented above.

[b]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

AXIS Capital Holdings Limited
ADJUSTED GROUP RESULTS [a]

	Quarter ended March 31, 2015				Quarter ended March 31, 2014
	Reported Group Results	Cession To AXIS Ventures Reinsurance Limited [b]	Adjustment For Agriculture Hedges	Adjusted Group Results [a]	Reported Group Results	Cession To AXIS Ventures Reinsurance Limited [b]	Adjustment For Agriculture Hedges	Adjusted Group Results [a]
UNDERWRITING REVENUES
Gross premiums written	$1,678,932	$—	$—	$1,678,932	$1,821,399	$—	$—	$1,821,399
Net premiums written	1,463,552	(8,006)	—	1,455,546	1,664,584	(8,404)	—	1,656,180

Gross premiums earned	1,114,311	—	—	1,114,311	1,133,052	—	—	1,133,052
Ceded premiums expensed	(208,089)	(2,169)	—	(210,258)	(187,103)	(2,072)	—	(189,175)
Net premiums earned	906,222	(2,169)	—	904,053	945,949	(2,072)	—	943,877
Other insurance related income	7,676	—	—	7,676	3,082	—	—	3,082
Total underwriting revenues	913,898	(2,169)	—	911,729	949,031	(2,072)	—	946,959

UNDERWRITING EXPENSES
Net losses and loss expenses	518,937	(6,609)	—	512,328	544,207	(112)	—	544,095
Acquisition costs	171,702	(160)	—	171,542	172,036	(522)	—	171,514
Underwriting-related general and administrative expenses	127,345	(276)	—	127,069	124,022	(218)	—	123,804
Total underwriting expenses	817,984	(7,045)	—	810,939	840,265	(852)	—	839,413

UNDERWRITING INCOME	$95,914	$4,876	$—	$100,790	$108,766	$(1,220)	$—	$107,546

KEY RATIOS
Net loss and loss expense ratio	57.3%			56.7%	57.5%			57.6%
Acquisition cost ratio	18.9%			19.0%	18.2%			18.2%
Underwriting-related general and administrative expense ratio	14.1%			14.0%	13.2%			13.2%
Corporate expense ratio	4.0%			4.0%	3.0%			3.0%
Combined ratio	94.3%			93.7%	91.9%			92.0%

[a]
Adjusted group results is a "non-GAAP financial measures" as defined in SEC Regulation G. Reconciliations of adjusted group results to the nearest GAAP financial measures (reported group results) are presented above.

[b]
Amounts attributable from (to) noncontrolling interests of $4,873 and $(1,222) for the three months ended March 31, 2015 and 2014, respectively, also include net investment income attributable to noncontrolling interests of $3 and $2 for the three months ended March 31, 2015 and 2014, respectively.

AXIS Capital Holdings Limited
ADJUSTED REINSURANCE SEGMENT RESULTS [a]

	Quarter ended March 31, 2015				Quarter ended March 31, 2014
	Reported Reinsurance Segment Results	Cession To AXIS Ventures Reinsurance Limited [b]	Adjustment For Agriculture Hedges	Adjusted Reinsurance Segment Results [a]	Reported Reinsurance Segment Results	Cession To AXIS Ventures Reinsurance Limited[b]	Adjustment For Agriculture Hedges	Adjusted Reinsurance Segment Results [a]
UNDERWRITING REVENUES
Gross premiums written	$1,076,208	$—	$—	$1,076,208	$1,219,678	$—	$—	$1,219,678
Net premiums written	1,026,812	(8,006)	—	1,018,806	1,207,892	(8,404)	—	1,199,488

Gross premiums earned	475,963	—	—	475,963	503,627	—	—	503,627
Ceded premiums expensed	(17,208)	(2,169)	—	(19,377)	(6,892)	(2,072)	—	(8,964)
Net premiums earned	458,755	(2,169)	—	456,586	496,735	(2,072)	—	494,663
Other insurance related income	7,676	—	—	7,676	3,082	—	—	3,082
Total underwriting revenues	466,431	(2,169)	—	464,262	499,817	(2,072)	—	497,745

UNDERWRITING EXPENSES
Net losses and loss expenses	233,164	(6,609)	—	226,555	264,784	(112)	—	264,672
Acquisition costs	107,247	(160)	—	107,087	106,979	(522)	—	106,457
Underwriting-related general and administrative expenses	39,656	(276)	—	39,380	36,076	(218)	—	35,858
Total underwriting expenses	380,067	(7,045)	—	373,022	407,839	(852)	—	406,987

UNDERWRITING INCOME	$86,364	$4,876	$—	$91,240	$91,978	$(1,220)	$—	$90,758

KEY RATIOS
Net loss and loss expense ratio	50.8%			49.6%	53.3%			53.5%
Acquisition cost ratio	23.4%			23.5%	21.5%			21.5%
General and administrative expense ratio	8.6%			8.6%	7.3%			7.3%
Combined ratio	82.8%			81.7%	82.1%			82.3%

[a]
Adjusted reinsurance segment results is a "non-GAAP financial measures" as defined in SEC Regulation G. Reconciliations of adjusted reinsurance segment results to the nearest GAAP financial measures (reported reinsurance segment results) are presented above.

[b]
Amounts attributable from (to) noncontrolling interests of $4,873 and $(1,222) for the three months ended March 31, 2015 and 2014, respectively, also include net investment income attributable to noncontrolling interests of $3 and $2 for the three months ended March 31, 2015 and 2014, respectively.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

In this document, we present operating income, consolidated underwriting income, underwriting-related general and administrative expenses, diluted tangible book value per common share, adjusted group results and adjusted reinsurance segment results, which are “non-GAAP financial measures” as defined in Regulation G.

Operating income represents after-tax operational results without consideration of after-tax net realized investment gains (losses) and foreign exchange (losses) gains. We also present diluted operating earnings per share and operating return on average common equity ("operating ROACE"), which are derived from the non-GAAP operating income measure. Reconciliations of operating income, diluted operating earnings per share and operating ROACE to the nearest GAAP financial measures (based on net income available to common shareholders) are included on the 'Operating Income and Diluted Tangible Book Value per Common Share' section of this document.

Consolidated underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While these measures are presented in the Segment Information footnote to our Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis. A reconciliation of consolidated underwriting income to income before income taxes (the nearest GAAP financial measure) is included in the 'Consolidated Statements of Income - Quarterly' section of this document. Our total general and administrative expenses (the nearest GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses; the two components are separately presented in the 'Consolidated Statements of Income - Quarterly' section of this document.

Tangible book value is defined as common shareholders' equity excluding goodwill and intangible assets. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the 'Operating Income and Diluted Tangible Book Value per Common Share' section of this document.

Adjusted group results and adjusted reinsurance segment results represent the group and the reinsurance segment results after adjusting for ceded transactions with AXIS Ventures Reinsurance Limited ("Ventures Re") and realized gains (losses) on crop derivatives. A reconciliation of adjusted group results to reported group results (the nearest GAAP financial measure) is included in the 'Adjusted Group Results' section of this document. A reconciliation of adjusted reinsurance segment results to reported reinsurance segment results (the nearest GAAP financial measure) is included in the 'Adjusted Reinsurance Segment Results' section of this document.

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. This includes the presentation of “operating income” (in total and on a per share basis), “annualized operating ROACE” (which is based on the “operating income” measure), "consolidated underwriting income" (which incorporates "underwriting-related general and administrative expenses"), diluted tangible book value per common share and adjusted group and reinsurance segment results.

Operating Income

Although the investment of premiums to generate income and realized investment gains (or losses) is an integral part of our operations, the determination to realize investment gains (or losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (or losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income and foreign exchange (losses) gains realized upon the sale of these investments in net realized investment (losses) gains. These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange (losses) gains reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Consolidated Statements of Operations foreign exchange (losses) gains in isolation are not a fair representation of the performance of our business.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses) and foreign exchange (losses) gains to understand the profitability of recurring sources of income. We believe that showing net income available to common shareholders exclusive of net realized gains (losses) and foreign exchange (losses)

gains reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analysis for the same reasons.

Consolidated Underwriting Income/Underwriting-Related General and Administrative Expenses

Corporate expenses include holding company costs necessary to support our worldwide (re)insurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income. Interest expense and financing costs primarily relate to interest payable on our senior notes and are excluded from consolidated underwriting income for the same reason.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

As noted above, foreign exchange (losses) gains in our Consolidated Statements of Operations primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate gains (losses) on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income. We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities.

Diluted Tangible Book Value per Common Share

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.

Adjusted Group Results/Adjusted Reinsurance Segment Results

Adjusted group results and adjusted reinsurance segment results include the impact of ceded reinsurance transactions with Ventures Re that are presented on a net basis in the amounts attributable to (from) noncontrolling interests within our Consolidated Financial Statements and the reclassification of the realized gains (losses) on crop derivatives from other insurance related income to net losses and loss expenses.

Ventures Re is a variable interest entity and AXIS Capital was determined to be its primary beneficiary. Following this determination Ventures Re is consolidated in our Consolidated Financial Statements. To date Ventures Re has only assumed business written by AXIS Capital. As the underwriting performance of the business assumed by Ventures Re has been fully collateralized through capital provided by third party investors, we believe that presenting the underwriting results of our group and of the reinsurance segment net of the cessions to Ventures Re provides additional relevant information in assessing the performance of our group and of the reinsurance segment.

Additionally, we purchase crop derivatives to protect our agriculture reinsurance products from a significant decline in commodity prices that would impact our group and reinsurance segment underwriting results. These derivatives were purchased to provide economic benefit similar to reinsurance protection. We view movements in these derivatives as part of the results of our underwriting operations that should be seen as an offset against the net losses and loss expenses incurred on this line of business.

We believe that showing our underwriting metrics net of cessions to Ventures Re and the impact of crop derivatives aids in the understanding of the underlying fundamentals of our reinsurance business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows the practices of our industry peers and, therefore, facilitates comparison of our performance with our peer group.